                                                                  Exhibit 10.12

               AGREEMENT FOR PROVISION OF INTERNET AUDIO SERVICES

This Agreement for Provision of Internet Audio Services ("Agreement") is executed this 21 day of June, 1996 (the "Effective Date"), by and between DIDAX ON-LINE, L.C. ("DIDAX"), a Virginia limited liability company established as a religious organization, having a place of business at 4501 Daly Drive, Suite 103, Chantilly, Virginia 22021, and NETRADIO Corporation, a Nevada corporation ("NETRADIO"), having a place of business at 43 Main Street S.E., Suite 149, Minneapolis, Minnesota 55414. DIDAX and NETRADIO may be referred to individually as a "Party" and collectively as "Parties."

1.    RECITALS

1.1. WHEREAS, NETRADIO develops World Wide Web-based audio transmitting networks, a service that it desires to offer DIDAX; and

1.2.     WHEREAS, DIDAX desires to obtain the services of NETRADIO; and

1.3. WHEREAS, both Parties envision this Agreement as the first phase (Phase I) in a mutually beneficial relationship that they intend to more definitively embody in a subsequent written agreement addressing more fully their partnership with particular regard to the "BroadVision One-to- One(TM)" technology and the "Net Companion(TM)" technology (Phase II); and

1.4. WHEREAS, both Parties desire to execute this Agreement on the terms and conditions set forth herein; and

1.5. NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

2.    DEFINITIONS

2.1. "CHRISTIAN RADIO FORMAT" shall mean the transmission via the Internet of Christian audio content and/or audio content aimed at or oriented towards Christian individuals and organizations or those with or serving a Biblical world view.

2.2. "CONFIDENTIAL INFORMATION" shall mean any information relating to or disclosed in the course of this Agreement that is or should reasonably be understood to be confidential or proprietary to the disclosing Party, including but not limited to the material terms of this Agreement; technical processes and formulas; source code; product designs; sales, cost and other financial information; product and business plans; projections; and marketing data. "Confidential Information" shall not include information (1) already lawfully known to or independently developed by the receiving Party; (2) disclosed in published materials; (3)generally known to the public; (4)lawfully obtained from any third party (provided that such third party also lawfully obtained such information); or (5)required to be disclosed by law.

                THIS AGREEMENT IS SUBJECT TO BINDING ARBITRATION





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2.3.     "DIDAX(TM) WEB SITE(S)" shall mean the "home page(s)" and site(s) on the World Wide Web that DIDAX will design, develop, and/or implement for its own use and for use in aggregating Christian content and information, as well as content of interest to individuals and organizations with or serving a Biblical world view, located at the specific URL(s) identified in writing by DIDAX to NETRADIO from time to time (currently "www.christcom.net").

2.4. "INTERNET" shall mean the wide area cooperative network of university, corporate, government and private computer networks communicating through Transmission Control Protocol/Internet Protocol ("TCP/IP") that is commonly referred to as the Internet.

2.5. "NETRADIO AUDIO SOLUTION" shall mean the software, hardware, and other technology that permits the transmission and reception of real-time and/or on-demand audio content via the Internet that NETRADIO currently employs in the transmission of its own audio content via the Internet. (As of the Effective Date, the NETRADIO Audio Solution is comprised of the REALAUDIO(R) Software and related hardware and technology. The Parties mutually understand that NETRADIO may change its audio streaming technology from the REALAUDIO(R) Software and related hardware and technology to another technology solution at its own discretion.)

2.6. "NETRADIO(R) WEB SITE(S)" shall mean the "home page(s)" and site(s) on the World Wide Web where NETRADIO makes available its audio transmissions, currently using, but not necessarily limited to, the REALAUDIO(R) Software, located at the specific URL(s) identified in writing by NETRADIO to DIDAX from time to time (currently "www.netradio.net").

2.7. "REALAUDIO(R) SOFTWARE" shall mean the most current commercially available version of the computer-executable software developed and distributed by Progressive Networks that permits the transmission and reception of real-time and on-demand audio content via the Internet.

2.8. "REASONABLE HARD COSTS" shall mean NETRADIO's actual costs of providing products or services to DIDAX under this Agreement, composed of (1) NETRADIO's reasonable internal labor costs for any labor actually performed that is reasonably necessary to NETRADIO's performance of such services or provision of such products, and (2) the invoiced amount that NETRADIO is actually charged, including tax, shipping, and handling, for any hardware or software that NETRADIO provides to DIDAX or the allocated portion thereof it reasonably requires to perform its services to DIDAX under this Agreement..

2.9. "STATION" shall mean a distinct flow of audio content being transmitted over the Internet that is distinguished by its unique content or its unique source.

2.10. "STREAM" shall mean a point-to-point flow of data over the Internet or a computer network.

2.11. "UNIVERSAL RESOURCE LOCATOR" OR "URL" shall mean the standard addressing method that identifies information or resources on the Internet and that is used when navigating the World Wide Web.





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2.12.    "WORLD WIDE WEB" shall mean the Internet service bearing such name that provides the users thereof with access to selected information databases and to selected services on the Internet through the use of Universal Resource Locators ("URLs").


3.    NETRADIO SERVICES

In consideration for DIDAX' payment of fees and expenses in accordance with Section4 below, NETRADIO shall perform the following services for DIDAX (collectively referred to hereinafter as "Services"):

3.1. DIGI-LINK(S). NETRADIO shall obtain one or more Digi-link devices from Digi-key Corporation (the "Digi-link"), sufficient to enable NETRADIO to transmit all Stations and all DIDAX Audio Content (as defined herein) requested by DIDAX under this Agreement. During the Term of this Agreement, NETRADIO shall use the Digi-link(s) to convert and transmit DIDAX Audio Content via the Internet as directed by DIDAX. NETRADIO shall have all right, title, and ownership in and to such Digi-link(s).

         3.1.1. TERMINATION BY DIDAX DURING EVALUATION PERIOD. In the event that DIDAX terminates this Agreement for breach by NETRADIO pursuant to Section 8.2 below during the first sixty (60) days after the date on which a particular Digi-link becomes fully operational (the "Evaluation Period"), NETRADIO shall return to DIDAX all Station Set-up Fees for such Digi-link that DIDAX has paid pursuant to Section4.1 below.

         3.1.2. TERMINATION BY NETRADIO DURING EVALUATION PERIOD. In the event that NETRADIO terminates this Agreement for breach by DIDAX pursuant to Section 8.2 below during the Evaluation period for a particular Digi-link, NETRADIO shall retain as liquidated damages all Station Set-up Fees for such Digi-link that DIDAX has paid pursuant to Section4.1 below.

         3.1.3. TERMINATION FOLLOWING EVALUATION PERIOD. In the event that either Party terminates this Agreement for breach pursuant to Section
         8.2 below after the conclusion of the Evaluation Period for a particular Digi-link, NETRADIO shall re-pay to DIDAX the fair market value of such Digi-link as of the date of such termination, as determined by a neutral third party appraiser familiar with such technology and mutally selected by both Parties.


3.2. CONVERSION AND STORAGE OF DIDAX AUDIO CONTENT. NETRADIO shall receive audio content provided in various formats by or on behalf of DIDAX ("Unprocessed DIDAX Audio Content"), and using the Digi-link(s) shall convert such Unprocessed DIDAX Audio Content into forms in which it can be stored for transmission via the Internet to listeners.

3.3. PROCESSING OF DIDAX AUDIO CONTENT. NETRADIO shall master, program, and otherwise process such Unprocessed DIDAX Audio Content for transmission via the Internet ("Processed DIDAX Audio Content"), without any alteration to such Content except as expressly





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authorized by DIDAX.  (The Processed DIDAX Audio Content and the Unprocessed
DIDAX Audio Content are referred to collectively hereinafter as "DIDAX Audio Content.")

3.4. PROVISION OF ADDITIONAL AUDIO CONTENT. NETRADIO shall provide to DIDAX additional audio content prepared by or on behalf of NETRADIO, such as InfoBahn news, etc. ("Provided Audio Content"), and shall include such additional audio content in the Processed DIDAX Audio Content for transmission via the Internet. All Provided Audio Content to be included in DIDAX Audio Content shall be mutually agreed to between the Parties from time to time, but DIDAX shall retain final authority, discretion, and control over all DIDAX Audio Content.

3.5. TRANSMISSION OF PROCESSED DIDAX AUDIO CONTENT. At all times during the Term of this Agreement, NETRADIO shall transmit such Processed DIDAX Audio Content via the Internet using the NETRADIO Audio Solution in such a manner as to make such Processed DIDAX Audio Content available in as many concurrent data streams and to as many concurrent Internet users as is possible using the NETRADIO Audio Solution. (The Processed DIDAX Audio Content transmitted via the Internet by NETRADIO using the NETRADIO Audio Solution is referred to hereinafter as "DIDAX Audio Transmission.")

3.6. LIVE EVENT TRANSMISSIONS. From time to time, DIDAX may elect to transmit a "live event" in which the Unprocessed DIDAX Audio Content will be provided by DIDAX to NETRADIO on a "live" or "real-time" basis, and NETRADIO will convert, process, and transmit such DIDAX Audio Content essentially simultaneously with its receipt of the same (hereinafter "Live Event").

3.7. ARCHIVING. From time to time, DIDAX may request that NETRADIO record and store DIDAX Audio Transmissions or Content originating from a Live Event onto "real-time" audio servers ("Archiving").

3.8. PASS-THROUGH OF NETRADIO AUDIO SOLUTION TECHNOLOGY. During the Term of this Agreement, NETRADIO shall provide to DIDAX all of the licensing and technological advantages relating to the NETRADIO Audio Solution that are available to and implemented by NETRADIO, including but not limited to those advantages relating to the REALAUDIO(R) Software pursuant to NETRADIO's agreement(s) with Progressive Networks at a cost to DIDAX not to exceed NETRADIO's Reasonable Hard Costs of providing such advantages to DIDAX.

3.9. PASS-THROUGH OF BROADVISION ONE-TO-ONE(TM) TECHNOLOGY. During the Term of this Agreement, NETRADIO shall provide to DIDAX all of the licensing and technological advantages relating to the BroadVision One-to-One(TM) technology that are currently available to and implemented by NETRADIO, on a price-per-user basis to be negotiated and mutually agreed upon in writing by the Parties. During the Term of this Agreement, NETRADIO shall also train DIDAX personnel at the DIDAX headquarters in Chantilly, Virginia in the implementation of the BroadVision One-to-One(TM) technology and shall provide consulting services relating to the implementation of the BroadVision One-to-One(TM) technology, at a cost to DIDAX not to exceed NETRADIO's Reasonable Hard Costs of providing such training and consulting services to DIDAX.





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3.10.    PASS-THROUGH OF NET COMPANION(TM) TECHNOLOGY.  During the Term of this
Agreement, NETRADIO shall provide to DIDAX all of the licensing and technological advantages relating to the Net Companion that are currently available to and implemented by NETRADIO at a cost to DIDAX not to exceed NETRADIO's Reasonable Hard Costs of providing such advantages to DIDAX.

3.11. PASS-THROUGH OF OTHER NETRADIO TECHNOLOGY. During the Term of this Agreement, NETRADIO shall provide to DIDAX all other licensing and technological advantages relating to the transmission of audio content via the Internet that are available to and implemented by NETRADIO at a cost to DIDAX not to exceed NETRADIO's Reasonable Hard Costs of providing such advantages to DIDAX.

3.12. DISTRIBUTION RIGHTS. During the Term of this Agreement, NETRADIO grants to DIDAX a non-transferable right and license to use the NETRADIO Audio Solution for the purpose of transmitting, via the Internet, Christian Radio Format(s) and content of interest to individuals and organizations with or serving a Biblical world view.


4.    DIDAX OBLIGATIONS.

In consideration for NETRADIO's provision of Services to DIDAX under Section3 above, DIDAX shall pay to NETRADIO the following fees and expenses and shall perform the following obligations, in accordance with the following terms and conditions:

4.1.     STATION SET-UP FEES.

         4.1.1. INITIAL STATION SET-UP FEE. In consideration for NETRADIO's setting up, within sixty (60) days of the Effective Date, the first DIDAX' Station (including NETRADIO's purchase and set-up of a Digi-link and related hardware and peripheral devices), DIDAX shall pay to NETRADIO an Initial Station Set-up Fee, equal to NETRADIO's Reasonable Hard Costs of setting up such a Station (including the acquisition and setting up of one Digi-link and related hardware and software), in the amount of thirty-one thousand dollars ($31,000), which DIDAX shall pay to NETRADIO within seven (7) days of the Effective Date.

         4.1.2. ADDITIONAL STATION(S) SET-UP FEE(S). For each additional Station that DIDAX requests in writing that NETRADIO set up, DIDAX shall pay to NETRADIO an Additional Station Set-up Fee equal to NETRADIO's Reasonable Hard Costs of purchasing and setting up such Station, which expenses shall be pre-approved by DIDAX in writing.

4.2. LIVE EVENT FEES. In the event that DIDAX elects to transmit a Live Event under Section3.6 above, DIDAX shall pay NETRADIO a fee equal to NETRADIO's Reasonable Hard Costs of transmitting such a Live Event (including NETRADIO's reasonable labor charges for any labor necessary to transmission of a Live Event at or below NETRADIO's general commercial rates). Any archiving of Live Events by NETRADIO shall be performed without any additional fees except for applicable Archiving Fees under Section4.3 below.





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4.3.  ARCHIVING FEES.  In the event that DIDAX requests under Section3.7 that
NETRADIO archive onto a real-time audio server DIDAX Audio Content originating from a Live Event, DIDAX shall pay NETRADIO:


         4.3.1. a one-time fee not to exceed NETRADIO's reasonable expenses of setting up an audio server for such archiving purposes (the "One-time Archiving Set-up Fee "), which expenses shall be pre-approved by DIDAX in writing; and


         4.3.2. NETRADIO's reasonable labor charges for its performance of such archiving Services at a rate of $10.00 per person per hour (the "Real-time Archiving Charges").


4.4. TRAVEL EXPENSES. DIDAX shall pay the ordinary and reasonable expenses of travel incurred by NETRADIO staff (to include coach airfare, one hotel room per person, three meals per day per person, transportation to and from airports, and parking) incurred under this Agreement for all travel that is previously requested and approved in writing by DIDAX.


4.5. SELECTION OF AUDIO CONTENT PROVIDER. In the event that DIDAX desires to have certain audio content included in DIDAX Audio Transmissions, DIDAX may enter into a separate agreement with a provider of such audio content ("Audio Content Provider"). Audio Content Provider(s) shall be selected by DIDAX from time to time in its sole discretion.


4.6. REVENUE SHARING. During the term of this Agreement, DIDAX may sell audio advertisements to be included in DIDAX Audio Transmissions (hereinafter "Audio Spots"). All Audio Spots shall be mutually acceptable to both Parties, but DIDAX shall retain final authority, discretion, and control over all Audio Spots. DIDAX shall pay to NETRADIO a share of DIDAX' net revenues collected from sales of such Audio Spots (hereinafter "Audio Spot Revenues"), calculated on the following percentage basis. For purposes of this calculation, "Accrued Hard Costs" shall mean NETRADIO's initial and recurring hard costs to set up and operate a particular Station for or on behalf of DIDAX, as such costs are passed on to DIDAX in the form of flat and/or periodic fees pursuant to Sections 4.1, 4.2, and4.3 above during the first six months that such Station is operational.



============================================================================================================
 AUDIO SPOT REVENUES FOR A STATION COMPARED TO          PERCENTAGE OF AUDIO SPOT REVENUES FOR THAT STATION
 ACCRUED HARD COSTS FOR THAT STATION                    TO BE PAID TO NETRADIO BY DIDAX
------------------------------------------------------------------------------------------------------------
 Audio Spot Revenues equal to 0% to 50% of Accrued      20% of Audio Spot Revenues
 Hard Costs
------------------------------------------------------------------------------------------------------------
 Audio Spot Revenues equal to 50% to 75% of Accrued     30% of Audio Spot Revenues
 Hard Costs
------------------------------------------------------------------------------------------------------------





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
------------------------------------------------------------------------------------------------------------
 Audio Spot Revenues equal to 75% to 100% of Accrued    40% of Audio Spot Revenues
 Hard Costs
------------------------------------------------------------------------------------------------------------
 Audio Spot Revenues equal to 101% or more of Accrued   50% of Audio Spot Revenues
 Hard Costs
------------------------------------------------------------------------------------------------------------

In the event that DIDAX elects to include NETRADIO Provided Audio Content in DIDAX Audio Content during any applicable billing cycle, DIDAX shall pay to NETRADIO an additional five percent (5%) of Audio Spot Revenues that DIDAX has collected during such billing cycle.

DIDAX shall pay NETRADIO its share of such Audio Spot Revenues within sixty
(60) days of the end of the billing cycle during which DIDAX has collected such Audio Spot Revenues. Upon termination of this Agreement, DIDAX shall continue to pay NETRADIO its share of Audio Spot Revenues in accordance with this Sectionfor ninety (90) days after the date of such termination, after which all revenue sharing obligations under this Agreement shall forever cease.

5.    MUTUAL OBLIGATIONS

5.1. LICENSE TO USE TRADEMARK AND TRADE NAME. Any and all trademarks, trade names, and/or service marks that NETRADIO uses in connection with its services and products (including but not limited to "NETRADIO(TM)") are, and shall remain, the exclusive property of NETRADIO. Any and all trademarks, trade names, and/or service marks that DIDAX uses in connection with its services and products (including but not limited to "DIDAX(TM)") are, and shall remain, the exclusive property of DIDAX. This Agreement gives DIDAX and NETRADIO no right therein except a limited license to reproduce (with proper trademark notice and attribution) one another's trademarks, service marks, and trade names as necessary for the sole purpose of allowing DIDAX and NETRADIO to promote the Christian Radio Format(s) and other content transmitted under this Agreement.

5.2. RECIPROCAL HYPERTEXT LINKS. DIDAX shall provide on the DIDAX(TM) Web Site(s) a HyperText link to the DIDAX Audio Transmission(s) provided by NETRADIO using the URL(s) specified in writing by NETRADIO to DIDAX from time to time. This HyperText link shall be provided by using an aliasing mechanism that identifies the host address to the user as a DIDAX URL, such as "radio.christcom.net", rather than as a NETRADIO URL. NETRADIO shall provide on the NETRADIO(R) Web Site(s) a HyperText link to the DIDAX(TM) Web Site(s) using the URL(s) specified in writing by DIDAX to NETRADIO from time to time. These HyperText links shall use artwork and identifying information mutually agreed upon by the Parties from time to time.

5.3. EXCLUSIVITY. During the Term of this Agreement, NETRADIO agrees that it will provide Services relating to the transmission via the Internet of Christian Radio Format(s) exclusively to DIDAX, and that it will not provide such Services relating to Christian Radio Format(s) to any other person or entity. During the Term of this Agreement, DIDAX agrees that it will use NETRADIO as its exclusive provider of real-time and on-demand transmission of Christian Radio Format(s) via the Internet.





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6.    INTELLECTUAL PROPERTY

6.1. INTELLECTUAL PROPERTY RIGHTS. DIDAX acknowledges and agrees that the NETRADIO Audio Solution licensed under this Agreement constitutes valuable intellectual property of NETRADIO and/or its licensors (such as Progressive Networks). Except as specifically set forth in this Agreement, no title to or ownership of the NETRADIO Audio Solution and no rights or licenses to any patents, copyrights, trademarks, or other intellectual property rights therein are granted. DIDAX shall not sublicense, sell, transfer, rent, lease, assign, or otherwise disclose the NETRADIO Audio Solution except as set forth in this Agreement.

6.2. UNAUTHORIZED ACTIVITIES. DIDAX agrees that it will not reverse engineer, decompile, disassemble, modify, translate, attempt to discover the source code, or create a derivative work from the NETRADIO Audio Solution.

6.3. RIGHTS IN CONTENT. Title, ownership rights, and all intellectual property rights in and to the DIDAX Audio Content provided to NETRADIO and/or transmitted via the Internet are the property of DIDAX and/or the applicable DIDAX content provider(s), and may be protected by applicable copyright or other law. This Agreement does not give NETRADIO, its licensors (such as Progressive Networks), and/or any customers, end-users, or other persons or entities accessing such DIDAX Audio Content any rights or licenses to such Content. NETRADIO agrees to take reasonable efforts to protect the rights of DIDAX and its content providers in such DIDAX Audio Content.


7.    WARRANTIES; DISCLAIMER; INDEMNIFICATION


7.1. NO CONFLICTING OBLIGATIONS. Each Party represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would in any way violate, interfere, or conflict with the performance to be rendered under this Agreement or any rights and licenses such Party may grant to the other Party under this Agreement. Further, each Party represents and warrants that it shall comply with any applicable governmental law, statute, ordinance, administrative order, rule, or regulation relating to its duties under this Agreement and shall procure all licenses and pay all fees, taxes, and other charges required by such regulatory authority.

7.2.     RIGHTS TO NETRADIO AUDIO SOLUTION.  NETRADIO represents and warrants:
(1) that it has all necessary right, title, interest, and license in and to the NETRADIO Audio Solution and full and sufficient right and authority to grant the licenses and other rights granted to DIDAX under this Agreement; (2)that the NETRADIO Audio Solution does not infringe any United States patent, copyright, or any other intellectual property rights of any third party; and
(3)that the NETRADIO Audio Solution is not subject to any other limitations, restrictions, and/or obligations than those expressly set forth in this Agreement.

7.3. PERFORMANCE ACCORDING TO SPECIFICATIONS. NETRADIO shall use its best efforts to ensure that the NETRADIO Audio Solution shall operate in conformity with the most current specifications and performance criteria for such software published or promulgated by





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
NETRADIO and/or its licensors (such as Progressive Networks) from time to time. If material defects are found in the NETRADIO Audio Solution by DIDAX or an end-user, NETRADIO shall immediately replace the NETRADIO Audio Solution free of charge.

7.4. AUDIO CONTENT. DIDAX represents and warrants that any original DIDAX Audio Content provided by DIDAX to NETRADIO for transmission via the Internet under this Agreement will be free and clear for such transmission and will not infringe any United States copyright or other intellectual property right of any third party. NETRADIO represents and warrants that any original content provided by NETRADIO for inclusion in DIDAX Audio Transmissions will be free and clear for such transmission and will not infringe any United States copyright or other intellectual property right of any third party.

7.5. DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

7.6. INDEMNIFICATION. Either Party will defend, indemnify, save, and hold harmless the other Party and the officers, directors, agents, volunteers, affiliates, distributors, franchisees, and employees of the other Party from any and all third party claims, demands, liabilities, costs, or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's breach of any duty, representation, or warranty of this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party. This obligation of indemnity is conditioned on the non-indemnifying Party giving prompt notice of any claim to be indemnified, providing reasonable information and other assistance to the indemnifying Party, and mitigating damages as feasible.


8.    TERM AND TERMINATION


8.1. TERM. The Term of this Agreement shall be three (3) years, commencing on the Effective Date (the "Initial Term"), unless sooner terminated by either Party as permitted herein or superseded by a subsequent written agreement (including but not limited to the "Phase II" agreement that the Parties envision). At the conclusion of this three-year Initial Term, this Agreement shall be automatically renewed for subsequent one (1) year Term(s) commencing on each anniversary of the Effective Date (the "Anniversary Date"); provided, however, that either Party may, by written notice to the other Party not less than ninety (90) days prior to the Anniversary Date, terminate this Agreement with or without cause.

8.2. TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time upon thirty (30) days written notice to the other Party specifying the breach if the other Party (1)materially breaches this Agreement and (2)fails to cure the specified breach within this thirty (30) day notice period. Notwithstanding the preceding sentence or any other provision of this Agreement, at any time during the Term of this Agreement, if NETRADIO changes the

NETRADIO Audio Solution (as defined in Section2.5 above) and/or its audio streaming technology from the REALAUDIO(R) Software and related hardware and technology to another technology solution, NETRADIO shall formally notify DIDAX in writing of this change in accordance with Section9.8 below, and DIDAX shall have the right, for sixty (60) days from its receipt of such written notice, to terminate this Agreement in its sole discretion by transmitting written notice of termination to NETRADIO.

8.3. TERMINATION AT WILL. Following the conclusion of the Initial Term, either Party may terminate this Agreement at any time, with or without cause, upon ninety (90) days prior written notice to the other Party.

8.4. DUTIES UPON TERMINATION. Upon termination of this Agreement for any reason, the Parties agree to continue their cooperation to affect an orderly termination of their relationship. Upon termination, DIDAX shall immediately cease transmitting on the NETRADIO server, and all DIDAX' payment obligations under Section4 above shall immediately cease.

8.5. SURVIVAL. The following sections of this Agreement shall survive the termination of this Agreement for a period of ten (10) years: Sections6, 7.6, 8.4, 9.1, 9.5, 9.6, and 9.7.


9.    GENERAL.


9.1. CONFIDENTIAL INFORMATION. NETRADIO and DIDAX each acknowledge that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees to fully respect and protect the other Party's (1)Confidential Information; (2)trade secrets and intellectual property rights; and (3)confidentiality and/or intellectual property obligations to third parties. During the Term of this Agreement, and for a period of no less than five (5) years following expiration or termination of this Agreement, each Party further agrees to take reasonable measures, including at least the measures the Party normally takes to protect its own Confidential Information, to preserve the confidentiality of any Confidential Information received from the other Party. Neither Party will convey any Confidential Information of the other Party to any third party without the prior written consent of the disclosing Party. Upon termination of this Agreement, unless superseded by a subsequent written agreement, each Party, at the discretion of the disclosing Party, shall return or destroy all documents, computer files, and other items that contain or embody Confidential Information of the other Party, except as expressly provided herein.

9.2. FORCE MAJEURE. Neither Party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly from acts of God; civil or military authority; acts of public enemy; war; riots; civil disturbances; insurrections; accidents; fire; explosions; earthquakes; floods; the elements; strikes; labor disputes; shortages of essential parts, materials, labor, or transportation; or any material cause beyond the reasonable control of such Party.

9.3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings, and all other communications between the Parties. This Agreement may not be changed or modified except by an instrument in writing signed and accepted by both Parties, and no change, termination, or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the Parties against whom the same is sought to be enforced.

9.4. INDEPENDENT CONTRACTORS. It is expressly agreed that NETRADIO and DIDAX are acting hereunder as independent contractors and under no circumstances shall any of the employees of one Party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either Party to act for the other Party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of the other Party except to the extent and for the purposes expressly provided for and set forth herein.

9.5. DISPUTE RESOLUTION. Both Parties desire to avoid dissipating resources on wasteful litigation and therefore agree to resolve disputes privately by good faith negotiation where at all possible. Any dispute that the Parties cannot resolve by negotiation shall be submitted to Christian mediation, and if mediation fails, arbitration, under the rules of the Institute for Christian Conciliation, or any comparable entity agreed upon in writing from time to time by the Parties. Any arbitration award issued by the mediator shall be final, binding, and enforceable in any court of competent jurisdiction.

9.6. JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Venue for arbitration or litigation of any dispute, controversy, or claim arising out of, in connection with, or in relation to this Agreement, or the breach thereof, shall be proper only in a court of competent jurisdiction within the Commonwealth of Virginia.

9.7. ATTORNEY'S FEES. In any action between the Parties to enforce any of the terms of this Agreement, the prevailing Party shall be entitled to recover reasonable expenses, including reasonable attorney's fees.

9.8. NOTICE. Notices under this Agreement shall be sufficient if in writing and if personally delivered, delivered by a major commercial overnight delivery courier service, sent by facsimile, or mailed by U.S. mail, to a Party at its address set forth below or as amended by notice pursuant to this Section. Unless actually received earlier, notices shall be deemed received five (5) days after deposit in the U.S. mail or one (1) day after being transmitted by overnight delivery courier service or by facsimile.

         if to NETRADIO:          NETRADIO Corporation
                                  43 Main Street S.E., Suite 149
                                  Minneapolis, MN  55414
                                  Attention:    Chief Executive Officer
                                  Fax No.: 612-378-9540

                 Copy to:         Mahoney, Hagberg, and Rice
                                  333 South 7th
                                  Suite 1500
                                  Minneapolis, MN 55414
                                  Attention: Michael Mahoney
                                  Fax No.: 623-332-8066

         if to DIDAX:             DIDAX ON-LINE, L.C.
                                  4501 Daly Drive, Suite 103
                                  Chantilly, VA  22021
                                  Attention:   Chief Executive Officer
                                  Fax No.:     703-968-4819

                 Copy to:         Gammon & Grange, P.C.
                                  8280 Greensboro Drive, 7th Floor
                                  McLean, Virginia  22102
                                  Attention:   George R. Grange II, Esq.
                                  Fax No.:     703-761-5023

9.9. ASSIGNMENT. This Agreement is not assignable by either Party without the written consent of the other. This Agreement shall be binding upon and shall inure to the benefits of the Parties and their respective successors.

9.10. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity, or enforceability of any other part or provision of this Agreement.

9.11. WAIVER. No waiver by any Party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

9.12. HEADINGS / COUNTERPARTS. The headings and captions in this Agreement are for convenience of reference only and shall not define, limit, or expand any of the terms or provisions hereof. This Agreement may be signed in counterparts, and each counterpart shall be a part of the same whole.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by a duly authorized representative as of the Effective Date set forth above.

     NETRADIO CORPORATION                       DIDAX ON-LINE, L.C.



By:  /s/ MARK HEMPEL                       By:  /s/ MICHAEL G. BRUCE
     ----------------------------               -------------------------------
     Mark Hempel                                Michael G. Bruce
     Chief Operating Officer                    Director of Technical Marketing





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